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                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                      MOUNTAIN STATES RESOURCES CORPORATION

         We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation;

FIRST:                         NAME OF CORPORATION

         The name of the corporation is Mountain States Resources Corporation.

SECOND:                        CORPORATE DURATION

         The period of the duration of this corporation is perpetual unless dissolved pursuant to law.

THIRD:                        OBJECTS AND PURPOSES

         The objects, purpose or purposes for which the corporation is organized are:

         a) To purchase, locate, lease, own or otherwise acquire, hold, work, develop, prospect and operate leases and claims and interests therein, covering oil and gas acreage and properties, mines and mining claims, lodes and quarries pertaining to oil, gas and other hydrocarbons, all minerals, coal, shale and other substances of every kind and nature; to carry on the business of oil and gas production, prospecting, mining, milling, concentrating, converting, treating and otherwise producing and dealing in all of the foregoing materials and substances, including precious stones and gems and to buy and sell the same and all manufactured products thereof; to buy, sell, lease, deal in and otherwise acquire and dispose of all oil and gas claims, leases and properties, mines, mining claims, minerals and mining grounds, stone and mineral concessions and rights and interests in and to all of the same, and engage in any way in the oil, gas, coal, shale and mineral business and all phases thereof.



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         b)    To manufacture, compound, mine, refine, develop, buy, sell, import and export, distribute and generally deal in all kinds of chemicals and chemical compounds, minerals, personal property and merchandise of every description, and all related and incidental activities.

         c) To purchase and otherwise acquire or invest in, own, hold, use, manage, operate, improve, develop, subdivide, encumber, sell, and otherwise directly or indirectly deal in and dispose of property, real and personal, including mining claims and mineral rights, together with equities and interests therein.

         d) To engage in or otherwise acquire, own and invest in any commercial or industrial enterprise calculated or designed to be profitable to this corporation, and for any lawful purpose or purposes, unless a different manner is prescribed by the statutes of the State of Utah relative to the formation of a corporation for a particular purpose.

         e) To act as agent, representative, merchandise broker in buying and selling any and all kinds of personal property, for itself, or on behalf of others, as the board of directors may from time to time determine.

         f) Such general and specific powers and purposes prescribed by the Business Corporation Act of the State of Utah, and including particularly, but not restricted to, Section 16-10-4 of said Business Corporation Act, and the laws amendatory thereto.

         g) In addition, and not by way of limitation, to do all and everything necessary, suitable, convenient and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof as permitted or specifically authorized by existing law or laws hereinafter enacted.



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FOURTH:              AUTHORIZED CAPITAL AND AGGREGATE SHARES

         The aggregate number of shares which the corporation shall have authority to issue is 20,100,000 shares divided into two classes of stock as follows:

         i) 20,000,000 shares of common voting stock of the par value of $0.10.

         ii) 100,000 shares of preferred stock of the par value of $10.00 per share.

         The board of directors is hereby expressly vested with the authority to divide and issue the shares of any preferred or special class of stock into series, fix and determine the variations, relative rights and preferences of the shares of any series so established including but not restricted to rate of dividend, price, terms and conditions on which shares may be redeemed, amount payable in event of involuntary dissolution, amount payable in event of voluntary liquidation, any sinking fund provisions for the redemption or purchase of shares, terms and conditions on which shares may be converted, if shares of any series are issued with the privilege of conversion, all in accordance with and within the limitations of the Utah Business Corporations Act.

         Subject to the powers of the board of directors expressly vested to divide and issue preferred and special classes of stock as above set forth, with reference to the stock of this corporation it is further agreed that:

         a)   Non-assessability.

              The fully paid stock of this corporation shall be non-assessable.

         b)   Cumulative Voting.

              Cumulative voting of shares is not permitted.

         c)   Pre-emptive Rights.

              Shareholders shall have no pre-emptive rights to acquire unissued shares or treasury shares, provided however, all unissued and treasury shares may be sold, issued and otherwise disposed of and dealt with from time to time as the Board of Directors shall determine within the limitations of Utah law.


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         d)    The board of directors has the right and power from time to time to grant options to its officers and employees to purchase and acquire company unissued or treasury stock, including qualified stock options and statutory employee stock options and plans pursuant to the provisions of the Federal Revenue Act of 1964 and laws amendatory thereto, and non-statutory stock options to said persons or other persons associated with the company as the board of directors shall determine, without prior or any consent, approval or ratification of the stockholders, except as to statutory options for officers and employees as may be required by the said Federal Revenue Act of 1964, and any amendments thereto.

         e) In connection with any borrowing of monies by the corporation for business purposes the board of directors may, when required or considered to be to the best interests of the corporation, grant options, issue warrants or other senior or equity security and stock rights, obligations for the issuance and purchase of unissued or treasury shares of the corporation to the lenders or investors in such borrowing, upon terms, conditions and considerations as the board of directors shall determine.

         f)    Stock Dividends

               Subject to limitations of applicable law, declared dividends may be paid wholly or in part in shares of the corporation out of any treasury shares or its own authorized unissued shares, as determined by the Board of Directors.

FIFTH:                     REQUIREMENT BEFORE COMMENCING BUSINESS

         The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.


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SIXTH:            REGISTERED OFFICE, REGISTERED AGENT AND PLACE
                                   OF BUSINESS

         The post office address of the corporation's registered office is 1086 East 21 So., Suite 212, Salt Lake City, Utah, and the name of its registered agent at such address is Dan H. Hunter.

         The principal place of business of the corporation is Salt Lake City, Utah, and branch offices and additional places of business may be established and maintained for the carrying on of any part of the corporation business in such other place or places within or without the State of Utah as the Board of Directors may from time to time determine.

SEVENTH:                        BOARD OF DIRECTORS

         The number of directors of the company shall be not less than three and subject to such minimum limitation the number of directors constituting the board of directors shall be fixed by the By-Laws, and within such limits any increase in the number of directors may be filled by the board of directors from time to time as said board determines, and it is further agreed that:

         a)    Management of Corporation Business

               The business and affairs of the corporation shall be managed, and its corporate powers shall be exercised, by the Board of Directors with respect to all business and matters without the consent, approval or ratification by the shareholders unless otherwise expressly provided or prohibited by law.

         b)    Qualification of Director

               Every director shall be a citizen of the United States of America of legal and lawful age.

         c)    Election of Directors

               Directors shall be elected by the stockholders entitled to vote at the annual meeting of the shareholders or at any special meeting of the shareholders entitled to vote called for that purpose, which elections shall be by ballot and each share of issued and outstanding common voting stock entitled



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to vote shall have one (1) vote; voting may be either in person or by written proxy; provided no decrease in the number of directors shall have the effect of shortening the term of any incumbent director and subject to the filling of vacancies in the Board of Directors provided in subparagraph e. below.

         d)    Directors' Term of Office

               The term of office of directors shall be for a period of one (1) year, or until their successors are duly elected and qualified.

         e)    Vacancies in Board of Directors

         Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and for the unexpired term of his predecessor in office.

         f)    Resignation of Director

               Any director may resign by filing his written resignation with the President, Secretary or the Board of Directors. Said resignation shall become effective on the date specified in the resignation, and if none is specified, upon the acceptance thereof by the Board of Directors, and should said Board fail to act upon such resignation within two weeks after the same is filed, the resignation shall then become effective on the date filed and the office shall be deemed vacant.

         g)    Removal of Directors

               Directors of this corporation may be removed at any time with or without cause by the majority vote of the issued and outstanding common voting stock of the corporation entitled to vote at any shareholders meeting expressly called for that purpose.

         h)    Quorum of Directors

               A majority of the number of directors composing the Board of Directors within the limits fixed by the By-Laws of the corporation shall constitute a quorum and a majority of such quorum is authorized to transact the business



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affairs and exercise the corporate powers of the corporation, unless a greater number is required by these Articles of Incorporation or the By-Laws or by law as to a specific matter.

         i)    Directors' Meetings, Place and Notice Thereof

                 Meetings of the Board of Directors, either regular or special, together with the place, notice and purpose thereof shall be in accordance with the provisions of Section 16-10-40, Utah Business Corporation Act, and laws amendatory thereto.

EIGHTH:                              OFFICERS

         The officers of this corporation shall consist of a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors and at such time and in such manner as may be prescribed by law and any by-laws. Such other officers, including the office of the chairman of the board of directors, assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors.

         a)    Officers Term of Office

                 The term of office of the officers shall be for one (1) year and until their successors are elected or appointed, and qualified, and assistant officers as provided in the by-laws.

         b)    Removal of Officers

                 Any officer may be removed by the board of directors, or by a committee, if any, and so authorized by the board of directors, whenever in its judgment the best interests of the corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.


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NINTH:          SHAREHOLDERS MEETINGS, NOTICE THEREOF AND QUORUM

         a)    Meetings of Shareholders

                 All meetings of shareholders shall be held at the registered office of the corporation, or at such other place either within or without the State of Utah, as may be provided in the by-laws.

         b)    Annual Meeting

                 The annual meeting of the shareholders shall be at such time as may be provided in the by-laws.

         c)    Notice

                 Notice of any and all meetings of the shareholders shall be given in accordance with the provisions of the Utah Business Corporation Act, and the by-laws of the corporation.

         d)    Quorum

                 A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum at meetings of shareholders and if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter, including the election of directors, shall be the act of the shareholders, unless the vote of a greater number is required by law or the By-Laws if not contrary to law.

         e)    Continuation of Meeting for Lack of Quorum

                 Any meeting of the shareholders may be continued from time to time to a date certain for lack of a quorum by the majority vote of those present and entitled to vote in person or by proxy until a quorum is present, provided that said postponement and/or continuations of said meeting shall not exceed a total of thirty (30) days from the date originally stated for said meeting.

         f)    Failure to Hold Annual Meeting

                 Failure to hold any annual meeting of the shareholders on the data provided in the by-laws shall not work a forfeiture dissolution or interfere



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with or affect the corporate rights and powers of this company, and such meeting may be called by and upon the notice provided above for the calling of meetings of the shareholders.

TENTH:                               BY-LAWS

         The Board of Directors may adopt, amend and repeal at will such by-laws as are not inconsistent with law, these Articles of Incorporation, corporate rights and vested privileges and the Utah Business Corporation Act.

ELEVENTH:       OFFICERS' AND DIRECTORS' INTEREST IN TRANSACTIONS

         Unless otherwise prohibited by law, in the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or was not a director, member or officer of such other corporation, firm, association or partnership.

TWELFTH:           NON-LIABILITY OF SUBSCRIBER AND SHAREHOLDER

         The private property of the shareholders and subscribers to shares shall not be liable or subject to the debts or obligations of the corporation or its creditors and such holder of or subscriber to shares of the corporation shall likewise be under no obligation to said corporation or its creditors, except the amount of unpaid subscriptions, if any.

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THIRTEENTH:                 INDEMNITY OF OFFICERS AND DIRECTORS


         The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of shareholders or otherwise.

FOURTEENTH:                 FIRST BOARD OF DIRECTORS

         The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         NAME:                          ADDRESS:

Dan H. Hunter                           2996 East 7145 South Street
                                        Salt Lake City, Utah

Ray H. Albrechtsen                      3217 South 2300 East Street
                                        Salt Lake City, Utah

Harold E. Jensen                        1320 Wilson Avenue
                                        Salt Lake City, Utah



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FIFTEENTH:                       INCORPORATORS;

         The name and address of each incorporator is:

         NAME:                        ADDRESS:

         Dan H. Hunter                2996 East 7145 So., Salt Lake City, Utah
         Ray H. Albrechtsen           3217 So. 2300 East, Salt Lake City, Utah
         Harold E. Jensen             1320 Wilson Avenue, Salt Lake City, Utah
         Don L. Anderson              2223 E. 6630 So., Salt Lake City, Utah
         Harold P. Lish               3611 Avondale Drive, Salt Lake City, Utah
         Glen M. Ruby                 690 Three Fountains Drive, Murray, Utah

SIXTEENTH:                         INVALIDATION

         Any Article, subparagraph of any Article or part thereof, of these Articles of Incorporation or amendments thereto, that may be at any time declared and adjudged by any Court of competent jurisdiction to be in violation of any provision of law, shall not invalidate any of the Articles of Incorporation, amendments thereto, subparagraph thereof, or part thereof, not inconsistent with the Articles or amendment thereto, or subparagraph thereof, or part thereof so declared and adjudged to be invalid.

SEVENTEENTH:                       AMENDMENTS

         These Articles of Incorporation may be amended from time to time in any and as many respects as may be desired in accordance with the provisions of the Utah Business Corporation Act and laws amendatory thereto, by a majority vote of the Board of Directors and the vote or written assent of a majority of its voting capital stock entitled to vote at any special meeting of the shareholders called for the purpose, or at the annual meeting of shareholders when the notice thereof includes amending these Articles as part of the business of said annual meeting.



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         Dated this 11th day of April, 1969, at Salt Lake City, Utah.


                                             /s/ DAN H. HUNTER
                                             ------------------------------
                                             Dan H. Hunter


                                             /s/ RAY H. ALBRECHTSEN
                                             ------------------------------
                                             Ray H. Albrechtsen


                                             /s/ HAROLD E. JENSEN
                                             ------------------------------
                                             Harold E. Jensen


                                             /s/ DON L. ANDERSON
                                             ------------------------------
                                             Don L. Anderson


                                             /s/ HAROLD P. LISH
                                             ------------------------------
                                             Harold P. Lish


                                             /s/ GLEN M. RUBY
                                             ------------------------------
                                             Glen M. Ruby

                                                       INCORPORATORS

STATE OF UTAH       )
                    )    ss.
County of Salt Lake )

         I, [ILLEGIBLE], notary public, hereby certify that on the 11th day of April, 1969, personally appeared before me, Dan H. Hunter, Ray H. Albrechtsen, Harold E. Jensen, Don L. Anderson, Harold P. Lish and Glen M. Ruby, who being by me first duly sworn, severally declare that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

         In Witness Whereof, I have hereunto set my hand and seal this 11th day of April, 1969. A.D.


                                             /s/ [ILLEGIBLE]
                                             ---------------------------------
                                             Notary Public
                                             Residing in Salt Lake City, Utah

My Commission Expires:

     10-8-69



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                                     BY-LAWS

                                       OF

                     MOUNTAIN STATES RESOURCES CORPORATION

                                    ARTICLE I

                                     OFFICES

             Section 1. The principal office and place of business of the corporation shall be in Salt Lake City, Utah, and its initial office address, until changed by the Board of Directors is 2330 South Main St., Salt Lake City, Utah.

             Section 2. The corporation may also have and maintain other offices and places of business as authorized by the Articles of Incorporation, and by law.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

             Section 1. All meetings of shareholders for the election of directors, including the annual meeting, shall be held in the City of Salt
Lake, State of Utah, at the registered office of the corporation or such place in said City and State as may be fixed from time to time by the Board of Directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Utah as may be fixed from time to time by the Board of Directors and as stated in the notice of the meeting.

             Section 2. Annual meetings of shareholders, commencing with the year 1970, shall be held on the second Tuesday of February of each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 2:00 p.m., for the purpose of receiving reports of the affairs of the corporation and to elect directors, and transact such other business as may properly be brought before the meeting.

             Section 3. Written notice of the annual meeting shall be given to each shareholder entitled to vote thereat at least ten (10) days before the date of the meeting.

             Section 4. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof,


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or in order to make a determination of shareholders for any other proper purpose, including dividends, the provisions of Section 16-10-28, Utah Business Corporation Act, and laws amendatory thereto shall govern the same.

             Section 5. At least ten (10) days before each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof shall be prepared by the officer or agent having charge of the stock transfer books, on file at the registered office of the corporation, all in conformity with the provisions of Section 16-10-29, Utah Business Corporation Act, and laws amendatory thereto.

             Section 6. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, or by the Articles of Incorporation, may be called by the Chairman of the Board, or the President or the Secretary, and as provided by law. Such call or request shall state the purpose or purposes of the proposed meeting.

             Section 7. Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given to each shareholder entitled to vote thereat, at least ten (10) days before the date fixed for the meeting.

             Section 8. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

             Section 9. Shares constituting a quorum and voting at any meeting of the shareholders, and any continuation or postponement of shareholders meeting for lack of a quorum, shall be in accordance with the provisions of sub-sections (d) and (e) of Article Ninth of the Articles of Incorporation.

             Section 10. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after one year from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty (20) days next preceding such election of directors.


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                                  ARTICLE III

                                   DIRECTORS


             Section 1. The number of directors which shall constitute the whole Board shall be not less than three (3), nor more than nine (9). The first or initial Board shall consist of three (3) directors. Any increase in the number of directors after said first Board, the qualifications, residence, election, term of office, filing of vacancies in the Board of Directors, resignations, removal, number constituting a quorum and directors meetings shall be in accordance with the provisions of Article Seventh of the Articles of Incorporation.

             Section 2. The business and affairs of the corporation shall be managed, and its corporate powers shall be exercised, by the Board of Directors with respect to all business and matters without the consent, approval or ratification by the shareholders unless otherwise expressly provided or prohibited by law.

             Section 3. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee, unless otherwise prohibited by law.

             Section 4. Special meetings of the board of directors (other than regular or stated meetings), unless otherwise prescribed by law, may be called by or at the request of the chairman of the board, or the president or the vice president or a majority of the directors and as provided by law.

                            COMMITTEES OF DIRECTORS

             Section 5. The Board of Directors by resolution may designate and appoint a committee or committees consisting of not less than two (2) Directors, to be known by such name or names as the Board of Directors may determine, which committee or committees to the extent provided in such resolution or these By-Laws of the corporation shall perform such


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                                    BY-LAWS                                   4
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duties, functions and have and may exercise all the authority so provided, but such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law.

                           COMPENSATION OF DIRECTORS

             Section 6. The Board of Directors by its resolution may pay the directors their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV

                                    NOTICES

             Section 1. Notices of directors and shareholders meetings shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, and shall be deemed to be given at the time when such telegram is filed.

             Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be equivalent to the giving of such notice.

                                   ARTICLE V

                                    OFFICERS

             Section 1. The officers, assistant officers and agents of the corporation shall be chosen by the Board of Directors as provided in Article


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                                    BY-LAWS                                   5
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Eighth of the Articles of Incorporation. The term of office and provisions respecting the removal of officers shall be in accordance with the provisions of said article Eighth aforesaid.

             Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose and elect a Chairman of the Board of Directors from among the directors, if found desirable, and shall choose and elect a President, one (1) or more vice presidents, a secretary and a treasurer, none of whom need be, but may be a member of the Board.

             Section 3. The Board of Directors may appoint such assistant officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

             Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

             Section 5. The officers of the corporation named in Section 2 above, shall hold office for a period of one (1) year and until their successors are elected and qualified. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                     THE CHAIRMAN OF THE BOARD OF DIRECTORS

             Section 6. The Chairman of the Board of Directors, when such office is filled by the Board, shall preside at all meetings of the Board of Directors and all meetings of the shareholders, but may designate the President to so preside at any such meetings. The Chairman of the Board of Directors shall assume the duty and function of formulating and recommending to the Board overall policy and undertakings. The Chairman of the Board of Directors shall assume such powers and perform such duties, including serving as the Chairman on such committees of the corporation as may be from time to time conferred or required by resolution of the Board of Directors, not inconsistent with the duties of the President.

                                 THE PRESIDENT

             Section 7. Consistent with the powers and duties of the chairman, the President shall be the chief executive officer of the corporation,

'

                                    BY-LAWS                                   6
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shall preside at all meetings of the shareholders and the Board of Directors not presided over by the chairman, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

             Section 8. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                              THE VICE PRESIDENTS

             Section 9. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

             Section 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

             Section 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and



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have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

             Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

             Section 13. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

             Section 14. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed at least every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

             Section 15. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

             Section 1. Every holder of shares in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation


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by, the President or Vice President and the Secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. No certificate shall be issued for any share until such share is fully paid. No fractional shares shall at any time be issued.

             Section 2. The Board of Directors may by resolution appoint a transfer agent, or registrar other than the corporation itself, or an officer, or an employee of the corporation, and until such appointment the corporation shall act as its own transfer agent.

                               LOST CERTIFICATES

             Section 3. The Board of Directors may, and either the President or Secretary direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFER OF STOCK

             Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or

                                    BY-LAWS                                   9
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accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                           CLOSING OF TRANSFER BOOKS

     Section 5. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding: fifty (50) days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty (50) days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer or any stock on the books of the corporation after any such record date fixed as aforesaid.

                             RECORD SHAREHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person recorded and/or registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person so recorded and/or

                                    BY-LAWS                                  10
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registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Utah.

                                    ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

             Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, maybe declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, or property, or in shares of the capital stock, subject to the provisions of law and the Articles of Incorporation.

             Section 2. Unless otherwise prohibited by Utah law, before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                               ANNUAL STATEMENT

             Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

                                   DEPOSITORY

             Section 4. The funds of the corporation shall be deposited in such bank or banks, depository as the Board of Directors may by resolution from time to time designate.

                                    BY-LAWS                                  11
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                                     CHECKS

             Section 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may by resolution from time to time designate.

                                  FISCAL YEAR

             Section 6. The fiscal period of the corporation shall be on a basis ending December 31st of each year.

                                     SEAL

             Section 7. The corporation shall have a corporate seal and have inscribed thereon the name of the corporation, the words "Corporate Seal, Utah", and otherwise in conformity with the requirements of Utah law applicable to corporate seals. The seal may be used by causing it, or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                 ARTICLE VIII

                                  AMENDMENTS


             Section 1. These By-laws may be amended or repealed at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors if notice of such amendment or repeal be contained in the notice of such special meeting. The shareholders of the corporation may amend or repeal these By-Laws in the manner provided by law.